Exhibit 99.1

RELEASE:  IMMEDIATE

GETTY REALTY CORP.
 RECEIVES RENTAL PAYMENT FROM
 GETTY PETROLEUM MARKETING INC.

JERICHO, NY, August 24, 2011 — Getty Realty Corp. (NYSE-GTY) (the “Company”) announced  that yesterday it  received the full monthly rental payment due for August 2011 from its largest tenant, Getty Petroleum Marketing Inc. (“Marketing”), under its Master Lease and other leases with Marketing (the “Marketing Leases”).  The Company is continuing to review issues pertaining to the Marketing Leases and is thoroughly exploring its options regarding Marketing's obligations to the Company.  The Company cannot provide assurance that Marketing will meet its rental or other obligations under the Marketing Leases.

For more information on the risks associated with the Company’s relationship with Marketing, see the disclosure under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company’s subsequent Quarterly Reports on Form 10-Q and as updated by the Company’s subsequent filings under the Securities Exchange Act of 1934, as amended and the Company’s other filings made with the Securities and Exchange Commission.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,170 properties nationwide.

 Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Contact:	Thomas J. Stirnweis (516) 478-5403